Exhibit 10.21

                      PHOTRONICS TO MICRON SUPPLY AGREEMENT

         THIS PHOTRONICS TO MICRON SUPPLY AGREEMENT (together with the Schedules attached hereto, collectively this "Agreement") is made and entered into as of May 5, 2006 (the "Effective Date"), by and between MICRON TECHNOLOGY, INC., a Delaware corporation and its Affiliates (collectively "Micron"), and PHOTRONICS, INC., a Connecticut corporation ("Photronics"). Micron and Photronics are hereinafter collectively referred to as the "Parties" and individually as a "Party."

                                    RECITALS

         WHEREAS, pursuant to the Limited Liability Company Operating Agreement of MP Mask Technology Center, LLC, of the same Effective Date herewith, by and between Micron and Photronics (the "Operating Agreement"), the Parties have formed MP Mask Technology Center, LLC (the "Company") for the purpose of developing, producing and manufacturing photomasks and prototypes for photomasks;

         WHEREAS, the Parties have entered into a Technology License Agreement of the same Effective Date herewith, under which the necessary technology has been licensed to the Company and Photronics (as defined below) in order for such Parties to fulfill their obligations under this Agreement;

         WHEREAS, the Company and Photronics have entered into a separate supply agreement of even Effective Date herewith, which details the terms under which Photronics will purchase Products manufactured by the Company; and

         WHEREAS, the Parties desire to enter into this Agreement to establish the terms under which Micron shall purchase Products from Photronics;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and other terms and conditions contained herein, the Parties hereby agree as follows:

1. DEFINITIONS; INTERPRETATION

         For purposes of this Agreement, the definitions set forth in this
Section 1 shall apply to the respective capitalized terms. All capitalized terms not defined herein shall have the meaning set forth in the Operating Agreement.

         1.1 "Capacity" shall have the meaning set forth in Section 2.7.

         1.2 "Capacity Commitment" shall have the meaning set forth in Section 2.7.

         1.3 "Copy Critical" shall have the meaning set forth in the Technology License Agreement.

         1.4 "Copy Exact" shall have the meaning set forth in the Technology License Agreement.

         1.5 "Copy Exact Photronics Facility" shall have the meaning for a Photronics Facility that is Copy Exact, each as defined in the Technology License Agreement.


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         1.6 "Cost" shall have the meaning set forth in Schedule 5.1.

         1.7 "Dead-on-Arrival" shall mean any Product that is discovered to contain a Material Defect within thirty (30) calendar days after receipt of shipment of the Product.

         1.8 "Entity" means a corporation, partnership, limited liability company, unincorporated organization, business association, firm, joint venture or other legal entity.

         1.9 "Fiscal Month" shall mean a fiscal month of Micron.

         1.10 "Fiscal Quarter" shall mean a fiscal quarter of Micron.

         1.11 "Fiscal Year" shall mean a fiscal year of Micron.

         1.12 "Forecast" shall have the meaning set forth in Section 2.5.

         1.13 "Intellectual Property Right" shall have the meaning set forth in the Technology License Agreement.

         1.14 "Licensed Technology" shall have the meaning set forth in the Technology License Agreement.

         1.15 "Loading Failure Margin" shall have the meaning set forth in
Section 2.4.

         1.16 "Loading Percentage" shall mean [****].

         1.17 "Loading Requirement" shall mean [****].

         1.18 "Material Defect" shall mean any malfunction, error or other defect in a Product that constitutes a material nonconformity with the Specifications for such Product under conditions of normal and proper use.

         1.19 "Maximum Capacity Commitment" shall have the meaning set forth in
Section 2.7.

         1.20 "Micron Supply Agreement" shall mean the Micron Direct Supply Agreement of the same Effective Date herewith, by and between Micron and the Company.

         1.21 "New Photronics Facility" shall have the meaning set forth in the Technology License Agreement.

         1.22 "New Photronics Facility Lease" shall mean the Build to Suit Lease of the same Effective Date herewith by and between Micron and Photronics relating to the New Photronics Facility.

         1.23 "Next Quarter Forecast" shall have the meaning set forth in
Section 2.5.

         1.24 "Photronics Facility" shall mean (i) a facility that directly, or indirectly through one or more intermediaries, is at least ninety percent (90%) owned by Photronics unless otherwise agreed upon by Micron in writing on a case-by-case basis or (ii) [Photronics Semiconductor Mask Corporation (Taiwan) ("PSMC"), provided that Photronics' direct or


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indirect ownership of PSMC at all times is greater than 50% and no company that makes or sells Competing Products owns any ownership interest in PSMC.

         1.25 "Photronics Supply Agreement" shall mean the Supply Agreement of the same effective date herewith, by and among Photronics and the Company.

         1.26 "Product" or "Products" means photomasks and photomask prototypes that are to be manufactured by the Company or Photronics in accordance with Micron's Specifications and requirements.

         1.27 "Process Node" shall have the meaning set forth in the Technology License Agreement.

         1.28 "Purchase Order" shall mean a written purchase order or blanket purchase order that is delivered to Photronics in accordance with Section 3.2.

         1.29 "Qualified" shall have the meaning set forth in the Technology License Agreement.

         1.30 "Qualified Product(s)" shall have the meaning set forth in Section 2.7.

         1.31 "Specifications" shall mean the specifications provided by Micron to Photronics for each Product in accordance with Micron's photomask ordering procedures and node requirements.

         1.32 "Technology License Agreement" shall mean the Technology License Agreement of the same effective date herewith, by and among Micron, Photronics and the Company.

         1.33 "Warranty Period" shall have the meaning set forth in Section 6.1.

2. PURCHASES; MANUFACTURE AND SUPPLY; PRODUCT TRANSITION; FORECASTS

         2.1 Micron Purchases. Micron shall purchase Products from Photronics in accordance with the terms and conditions of this Agreement. [****].

         2.2 Photronics Manufacture and Supply of Product. Photronics shall accept Purchase Orders from Micron for Product and shall either manufacture Product at a Micron Qualified Photronics Facility or subcontract the manufacture of such Product to the Company pursuant to the terms of the Photronics Supply Agreement. [****].

         2.3 Photronics Manufacturing Approach. [****].

         2.4 Loading Requirement. Photronics shall maintain the Loading Requirement at all times during the Term, as measured on the basis of orders or releases thereto, as applicable, placed each Fiscal Month, so as to ensure the most efficient and cost effective utilization of the Company.

         2.5 Forecasts. [****].

         2.6 Micron Purchase Commitment. [****].


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         2.7 [****].

3. PURCHASE ORDERS

         3.1 Purchase Orders. Micron shall purchase Products from Photronics by issuing a Purchase Order or a release to a blanket Purchase Order that references this Agreement. Micron and Photronics agree that a Purchase Order sent to Photronics by confirmed facsimile or electronic transmission shall constitute a writing for all legal purposes. All Purchase Orders submitted to Photronics shall be governed by the terms of this Agreement. Nothing contained in any Purchase Order or the Parties' other documents of purchase or sale shall in any way modify the terms of purchase or add any additional terms or conditions except as specifically agreed in writing by the Parties.

         3.2 Acknowledgment of Purchase Orders. For Micron's orders from Photronics Facilities, Photronics shall notify Micron of the receipt and acceptance of a Purchase Order or releases thereto and of the accepted delivery date for accepted orders within two (2) business days after receipt of the Purchase Order and any Purchase Order not specifically rejected in writing by Photronics during such period shall be deemed accepted hereunder. Photronics may not reject a Purchase Order or release issued in compliance with this Agreement and seeking delivery of Products within established lead times and the Forecasted amounts (subject to the Maximum Capacity Commitment, if applicable).

         3.3 Revision of Purchase Orders. Micron shall have the right, without charge, to issue change orders to Purchase Orders by providing written notice to Photronics prior to the beginning of the production of the Product impacted by such change order. Photronics shall use all commercially reasonable efforts to accommodate Micron's revised Purchase Order in accordance with the lead times in effect at the time the Purchase Order change is requested.

         3.4 Cancellations. Micron may cancel all or any part of a Purchase Order, without charge, by providing written notice to Photronics prior to the beginning of the production of the Product impacted by such cancellation. [****].

         3.5 Reschedules. Micron may reschedule the delivery of any Purchase Order or portion thereof for Products, without charge, upon notice to Photronics.

4. SHIPPING; DELIVERY; ACCEPTANCE

         4.1 Packaging Requirements. All shipments shall be in packaging that complies with Micron's packaging requirements provided to Photronics and the Specifications. In addition, all shipments shall be accompanied by a detailed packing list which will reference the Products, Purchase Order number, and the quantity in each shipment covered by the packing list.

         4.2 Shipping. Photronics shall ensure that Product orders are delivered on the applicable delivery date(s). Orders will be shipped to the delivery address set forth in the applicable Purchase Order.

         4.3 Delivery. Photronics' liability for delivery shall cease and title and all risk of loss or damage shall transfer to Micron when Product is delivered to Micron's designated receiving facility as specified in the Purchase Order. Micron shall be the importer of record


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and pay all related duties, fees and charges. Photronics shall immediately notify Micron in writing of any anticipated delay in meeting the delivery schedule, stating the reasons for the delay. No shipment will be deemed complete until all ordered units have been delivered.

         4.4 Dead on Arrival. In the event that any Product is found by Micron to be Dead-on-Arrival, Photronics shall use reasonable efforts consistent with the Company's practices to ship, at Photronics' sole expense, a replacement Product to the site designated by Micron within fourteen (14) business days of receipt of notice from Micron, and Micron shall return the Dead-on-Arrival Product in accordance with the Product return procedures described under Section 6.2.

5. PRICE; PAYMENTS; TAXES; AUDIT

         5.1 Purchase Price for Products. The purchase price for each Product purchased by Micron from Photronics shall be as set forth in Schedule 5.1.

         5.2 Payments Terms. Photronics shall issue and deliver an invoice to Micron for any amounts payable to Photronics pursuant to this Agreement. [****]. Unless otherwise agreed by the Parties, payments for Products delivered in accordance with Section 4, and any other payments required hereunder, shall be made within thirty (30) days after the receipt of final invoice. Payment does not constitute acceptance. In no event shall Photronics deliver an invoice before shipping the Products to which such invoice relates. Photronics may suspend performance hereunder if Micron fails to make any material overdue and undisputed payments hereunder within thirty (30) days after receipt of written notice from Photronics that such payment is overdue.

         5.3 Taxes. All amounts payable for Product sold by Photronics to Micron hereunder are exclusive of any taxes. Micron shall be responsible for and shall pay any applicable sales, use, excise or similar taxes, including value added taxes and customs duties due on the importation of Products and arising from purchases made by Micron under this Agreement, excluding any taxes based on Photronics' income. All such taxes shall be determined based upon the final shipment designation of the items identified on the invoice.

         5.4 Audit of Books and Records. Upon Micron's request from time to time (not to exceed two (2) times per year), Micron shall, upon reasonable advance notice to Photronics, have the right to have an independent auditor reasonably acceptable to Photronics perform an audit of Photronics' books and records to verify Photronics' compliance with the terms and conditions of this Agreement, [****]. In the event an audit reveals an overpayment by Micron, Photronics shall immediately issue a refund to Micron for any such overpayment. Any audit performed hereunder shall be performed in a manner that does not unreasonably interfere with Photronics' business and ensures compliance with all Applicable Laws and confidentiality requirements.

         5.5 Inspection and Audit of Photronics Facilities. Upon Micron's reasonable advance request from time to time, Micron shall have the right to perform a reasonable inspection and audit of Photronics' facilities used to manufacture Product hereunder, as necessary to verify that the manufacturing facilities are Qualified in respect of any part type family or Process Node. In the event an inspection of a Photronics' Facility reveals any deficiency in meeting Micron's Specifications and requirements or any other failure to be Qualified, Photronics shall promptly take action to remedy such deficiency.


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6. WARRANTIES

         6.1 Product Warranty. [****]. This warranty does not apply to any Product failures resulting from any misuse, abuse, neglect, alteration, modification, improper installation of or repairs to the Product by anyone other than Photronics or the Company.

         6.2 Remedies. In the event that Micron notifies Photronics during the applicable Warranty Period that any Product does not conform to the warranty provisions set forth in Section 6.1, Photronics shall, at Micron's option, (a) replace such defective Product at no cost to Micron in accordance with Photronics' Product return material authorization procedures within ten (10) days of Photronics' receipt of the defective Product, (b) repair such defective Product at no cost to Micron, or (c) provide a refund of any amounts paid by Micron for such defective Product. Photronics shall bear all packing, transportation, insurance and other costs incurred in connection with the replacement or repair of defective Products. Except for resulting personal injury or property damage, this paragraph states the exclusive remedy of Micron for failure of any Product to conform to the warranty provisions set forth in
Section 6.1.

         6.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS) ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

7. CONFIDENTIAL INFORMATION

         7.1 Protection and Use of Confidential Information. All information provided, disclosed or obtained in connection with this Agreement or the performance of either of the Parties' activities under this Agreement shall be subject to all applicable provisions of the Nondisclosure Agreement. Furthermore, the terms and conditions of this Agreement shall be considered "Confidential Information" under the Nondisclosure Agreement for which each Party is considered a "Receiving Party" under such agreement. To the extent there is a conflict between this Agreement and the Nondisclosure Agreement, the terms of this Agreement shall control. If the Nondisclosure Agreement is terminated or expires and is not replaced, such Nondisclosure Agreement shall continue with respect to confidential information provided in connection with this Agreement, notwithstanding such expiration or termination, for the duration of the Initial Term and any and all extension periods or until a new nondisclosure agreement is entered into between the Parties.

8. LIMITATION OF LIABILITY

[****], IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY CLAIMING THROUGH OR UNDER EACH SUCH PARTY, FOR ANY LOST PROFITS, LOST DATA, EQUIPMENT DOWNTIME, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER IN AN ACTION IN CONTRACT OR TORT, BASED ON A WARRANTY, SALE OF PRODUCT OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF EACH SUCH PARTY HAS BEEN ADVISED OF THE


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POSSIBILITY OF SUCH DAMAGES. [****]. Each Party acknowledges that the foregoing limitations are an essential element of the Agreement between the Parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different. Except for Product to be supplied pursuant to Section 9.4.3, in no other event shall Photronics be liable for "cover" damages claimed by Micron arising out of any failure by Photronics to supply Products hereunder after expiration or termination of this Agreement. Each Party shall have a duty to mitigate any damages hereunder in accordance with applicable law.

9. TERM AND TERMINATION

         9.1 Term. This Agreement will be effective as of the Effective Date, and shall remain in force for ten (10) years (the "Initial Term"). The expiration of this Agreement after its initial term or any renewal terms shall not be a termination for purposes of Section 9.4.3 below.

         9.2 Termination for Breach. Either Micron or Photronics may terminate this Agreement at any time in the event that the other Party materially breaches any of the provisions of this Agreement or the Photronics Supply Agreement and does not cure such material breach within ninety (90) days following receipt of notice of such breach. Provided that if the breach is capable of being cured and the breaching Party has worked diligently and in good faith since the receipt of the notice to cure such breach, the cure period will be extended for an additional thirty (30) days.

         9.3 Cross-Termination. Unless otherwise expressly agreed in writing by the Parties, this Agreement shall automatically terminate upon the dissolution of the Company or the termination of the Operating Agreement, Micron's purchase of Photronics' Membership Interests or termination of the Photronics Supply Agreement.

         9.4 Effect of Termination.

             9.4.1 Continuing Liability. The termination of this Agreement for any reason shall not release either Party from any liability, obligation or agreement which has already accrued at the time of termination. Termination of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law or otherwise, or which may arise out of or in connection with such termination.

             9.4.2 Outstanding Purchase Order Fulfillment. Except as provided in
Section 9.4.3 below, Photronics shall complete all Purchase Orders that have been previously accepted by Photronics and not specifically cancelled upon termination by Micron, and shall accept and fulfill any Purchase Orders issued by Micron for a period of [****] after termination of this Agreement, provided that the reason for termination was not a failure by Micron to pay undisputed amounts to Photronics under this Agreement.

             9.4.3 [****].


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             9.4.4 Payment Obligation. Micron shall pay for all Products previously delivered by Photronics and all Products subsequently delivered by Photronics pursuant to the Purchase Orders referred to in Section 9.4.2.

         9.5 Survival. The provisions of Sections 2.7 (to the extent implicated by Section 9.4.3), 5.3, 6, 7, 8, 9.4, 9.5, 10 and 11 shall survive any termination of this Agreement.


10. INTELLECTUAL PROPERTY INFRINGEMENT INDEMNIFICATION

         10.1 Micron Indemnity. Micron shall defend Photronics at Micron's expense, subject to the limits contained herein, against any third party suits, actions, claims or proceedings alleging that photomasks manufactured by Photronics strictly in accordance with Micron Specifications at Copy Exact Photronics Facilities or the Company facility for sale to Micron hereunder infringe such third party's patent rights, copyrights or trademarks, or misappropriate such third party's trade secrets, and Micron agrees to indemnify Photronics and hold Photronics harmless from and against any damages, losses, costs and expenses (including reasonable attorneys' fees) awarded by a court or in settlement against Photronics in connection with any such third party claim, [****]; provided that (i) Photronics notifies Micron promptly in writing of the claim; (ii) Micron has sole control of the defense and all related settlement negotiations; and (iii) Photronics provides Micron (at Micron's request and reasonable expense) with all necessary assistance, information, and authority to perform these duties.

         10.2 Exclusions. Notwithstanding the foregoing, Micron shall not indemnify Photronics against claims, and shall have no liability for any claims of infringement based on or arising from (i) use of any superseded Licensed Technology where Micron has made available specific replacements for such Licensed Technology, to the extent the infringement would have been avoided by use of the replacement Licensed Technology; (ii) modification of the Licensed Technology by Photronics or any third party to the extent such infringement would have been avoided but for such modification; (iii) the combination or use of the Licensed Technology with materials or technology not furnished by Micron, to the extent such infringement would have been avoided but for such combination; or (iv) any claims that the customer products produced as a result of using the photomasks specified and purchased by Micron infringe or misappropriate the Intellectual Property Rights of any third party.

         10.3 Photronics Indemnity. Photronics shall defend Micron at Photronics' expense, subject to the limits contained herein, against any third party suits, actions, claims or proceedings alleging that any photomasks manufactured by Photronics at Photronics facilities or the Company facility, infringe such third party's patent rights, copyrights or trademarks, or misappropriate such third party's trade secrets, and Photronics agrees to indemnify Micron and hold Micron harmless from and against any damages, losses, costs and expenses (including reasonable attorneys' fees) awarded by a court or in settlement against Micron in connection with any such third party claim [****]; provided that (i) Micron notifies Photronics promptly in writing of the claim; (ii) Photronics has sole control of the defense and all related settlement negotiations; and (iii) Micron provides Photronics (at Photronics' request and reasonable expense) with all necessary assistance, information, and authority to perform these duties.


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         10.4 Exclusions. Notwithstanding the foregoing, Photronics shall not indemnify Micron against claims, and shall have no liability for any claims, of infringement with respect to which Photronics is indemnified by Micron under
Section 10.1 above, or based on or arising from any claims that the customer products produced as a result of using the photomasks specified and purchased by Micron infringe or misappropriate the Intellectual Property Rights of any third party.

11. MISCELLANEOUS TERMS

         11.1 Amendments. This Agreement may not be amended without the prior written consent of both Parties.

         11.2 No Waiver. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and is duly executed by the Party against whom the waiver is to be enforced. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial waiver or exercise thereof preclude the enforcement of any other right, power or privilege.

         11.3 Notices and Other Communications. All notices required or permitted under this Agreement shall reference this Agreement and will be deemed given: (a) when sent by confirmed facsimile; (b) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) three (3) business days after deposit with an internationally recognized commercial overnight carrier specifying next-day delivery, with written verification of receipt. All such notices, requests, demands and other communications shall be addressed as follows:

             If to Photronics:

             Photronics, Inc.
             15 Secor Road
             Brookfield, CT 06804
             Attention: Edwin L. Lewis, Senior Vice President and General
                        Counsel
             Facsimile:  (203) 775-5601

             and

             Photronics, Inc.
             15 Secor Road
             Brookfield, CT 06804
             Attention: Sean Smith, Senior Vice President and Chief Financial
                        Officer
             Facsimile:  (203) 775-5601

             If to Micron:

             Micron Technology, Inc.
             8000 S. Federal Way
             Boise, Idaho 83716
             Attention:  General Counsel
             Facsimile:  (208) 368-4540


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or to such other address or facsimile number as a Party may have specified to the other Parties in writing delivered in accordance with this Section.

         11.4 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, United States of America, as applied to agreements among Delaware residents entered into and wholly to be performed within the State of Delaware (without reference to any choice or conflicts of laws rules or principles that would require the application of the laws of any other jurisdiction).

         11.5 Construction; Interpretation.

             11.5.1 Certain Terms. The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limited and means "including without limitation."

             11.5.2 Section References; Titles and Subtitles. Unless otherwise noted, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement. The titles, captions and headings of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

             11.5.3 Reference to Persons, Agreements, Statutes. Unless otherwise expressly provided herein, (i) references to a Person include its successors and permitted assigns, (ii) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto or supplements thereof and (iii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

             11.5.4 Presumptions. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

         11.6 Rights and Remedies Cumulative. Except as provided in Section 6.2 and subject to the limitations of liability provided in Section 8, above, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any Party at law, in equity or otherwise.

         11.7 No Assignment; Binding Effect. Except as otherwise expressly provided in this Agreement, neither Party may assign, delegate or otherwise transfer any of its rights or obligations hereunder to any third party, whether by assignment, transfer, Change in Control, or other means, without the prior written consent of the other Party; provided, however, that this Agreement may be assigned in connection with a Permitted Photronics Change of Control if Micron does not elect to exercise its purchase rights pursuant to Section 7.4.2 of the Operating Agreement. Any attempted assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the Parties, their heirs, executors, administrators, and successors.


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         11.8 Relationship of the Parties; Non-exclusivity. In the exercise of their respective rights and the performance of their respective obligations hereunder the Parties are, and will remain independent contractors. Nothing in this Agreement will be construed to constitute the Parties as partners or principal and agent for any purpose whatsoever. Neither Party will bind, or attempt to bind, the other Party hereto to any contract or other obligation, and neither Party will represent to any third party that it is authorized to act on behalf of the other Party to this Agreement. Subject to Section 2.6, nothing in this Agreement shall obligate Micron to purchase Products exclusively from Photronics or the Company, and Micron may at any time purchase Products from other third party manufacturers. In addition and notwithstanding anything in this Agreement, Micron may make direct purchases from the Company in accordance with the terms and conditions of the Micron Supply Agreement.

         11.9 Severability. If any provision in this Agreement will be found or be held to be invalid or unenforceable, then the meaning of said provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement which will remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties will use their respective best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties' intent in entering into this Agreement.

         11.10 Execution. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party.

         11.11 Dispute Resolution. The Parties hereby agree that claims, disputes or controversies of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement), shall be resolved in accordance with the dispute resolution procedures set forth in Section 11.3 of the Operating Agreement.

         11.12 Entire Agreement. This Agreement, together with the other documents, exhibits and schedules referred to herein and therein, constitute the entire agreement among the Parties hereto pertaining to the subject matter hereof, and supersede any and all prior oral and written, and all contemporaneous oral, agreements or understandings pertaining thereto. There are no agreements, understandings, restrictions, warranties or representations relating to such subject matter between the Parties other than those set forth herein and in the other documents, exhibits and schedules referred to herein and therein.

         11.13 No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors and permitted assigns, and the Parties do not intend to confer third party beneficiary rights upon any other Entity or person.

         11.14 Force Majeure. Neither Party shall be deemed in default if its performance or obligations hereunder are delayed or become impossible or impractical due to causes beyond its reasonable control, including acts of God, war, fire, earthquake, flood, riot and acts of civil or military authority. Force majeure events shall not include delays in


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Securities and Exchange Commission.

transportation, shortages of material or delays by subcontractors or suppliers, unless such delay by a subcontractor or a supplier was caused by an event that would qualify as a force majeure event under this Section 11.14. Under no circumstances shall economic considerations or economic impossibilities or inefficiencies delay performance or be considered a force majeure. The time for performance of any such obligation shall be extended for the time period lost by reason of the delay. During any period in which Photronics is unable to fulfill Micron purchase orders due to a force majeure event and for ninety (90) days after the effect of the force majeure event ends, Micron shall be relieved of its purchase commitment pursuant to Section 2.6.





                            [Signature Page Follows]



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


         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.


                                         Photronics, Inc.

                                         By:
                                              ----------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                               ---------------------------------


                                         Micron Technology, Inc.


                                         By:
                                              ----------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                               ---------------------------------

                                  SCHEDULE 5.1

                                     PRICING
                                     -------

         [****]



                                       S-1

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Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the
Securities and Exchange Commission.